Exhibit 99.1

Joint Filing Agreement

December 12, 2012

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Galperin Trust, Meliga No. 1 Limited Partnership, and Volorama Stichting each hereby agree to the joint filing of this Statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.  A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the persons hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Galperin Trust

By: Intertrust Suisse Trustee GMBH

/s/ Robert Stanculescu
By: Robert Stanculescu
Its: Authorised Signatory

/s/ Olivier Junod
By: Olivier Junod
Its: Authorised Signatory

Meliga No. 1 Limited Partnership

By: Volorama Stichting, its general partner

By: Intertrust (Netherlands) B.V., its Managing Director B

/s/ Jurjen Hardeveld
By: Jurjen Hardeveld
Its:

/s/ Marcelo Deflos
By: Marcelo Deflos
Its:

Volorama Stichting

By: Intertrust (Netherlands) B.V., its Managing Director B

/s/ Jurjen Hardeveld
By: Jurjen Hardeveld
Its:

/s/ Marcelo Deflos
By: Marcelo Deflos
Its: